EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to Registration Statement No. 333-34517 of Cendant Corporation on Form S-4 of our report dated March 31, 1997 (May 27, 1997 as to Note 2a, April 30, 1997 as to Note 2b) appearing in the HFS Incorporated Current Report on Form 8-K, dated July 16, 1997, and incorporated by reference from the Joint Proxy Statement of CUC International Inc. and HFS Incorporated on Schedule 14A filed on August 28, 1997.



/s/ Deloitte & Touche LLP
Parsippany, New Jersey
December 16, 1997